Exhibit 99.1

Bank of Florida Corp. Reports 300% Improvement in Pretax Income

Earning Assets Climb 56% During Last 12 months; Net Interest Margin Held Steady

          NAPLES, Fla., Jan. 25 /PRNewswire-FirstCall/ -- Bank of Florida Corp. (Nasdaq: BOFL), an $883 million-asset multi-bank holding company based in Naples, Florida, today reported net income for 2006 of $2.3 million or $0.28 per diluted share.  Pretax income was $3.9 million, 3.4 times 2005’s results. Fourth quarter net income reached $677,000, or $0.07 per diluted share.  On a pretax basis, fourth quarter earnings were $1.2 million, nearly twice the $616,000 experienced in the fourth quarter of 2005.  Pretax income for the fourth quarter was $65,000 better than that experienced in the third quarter of 2006.   Excluding the impact of one time charges in the fourth quarter, such as expenses related to management reorganization changes and for establishing a separate banking charter for our Palm Beach county location, pre-tax income would have been approximately $230,000 higher, which would have brought the fourth quarter to $1.4 million and full year pre-tax income to $4.2 million.

          Michael L. McMullan, Bank of Florida Corp.’s President and CEO, stated, “This was another incredible year for our growing company.  We have fully absorbed and have already begun to grow our first acquisition, Bristol Bank, which closed in late August and firmly positions us in Miami-Dade County.  We have met our cost saving, revenue and growth goals from this acquisition, ending the year with $100 million in assets and hitting our overall earnings targets starting in November.  In addition, we have now begun intensive preparation for the closing on our second acquisition, Old Florida Bankshares, which will further expand Bank of Florida--Southwest in Collier and Lee counties and bring our consolidated assets well over the $1 billion threshold.”

          McMullan added, “Our Company’s balance sheet continued to grow in 2006 with a strong emphasis on credit quality and loan growth, resulting in earning assets, which the Company defines as any asset that earns interest, reaching $839 million, $300 million or 56% greater than one year ago.  Fourth quarter pretax earnings are up 95% over the same period last year, despite absorbing certain unusual costs this quarter related to management reorganization and work on establishing a separate banking charter for our Palm Beach county banking location.  Finally, in December the Company’s shareholders overwhelmingly approved the change of our name to Bank of Florida Corporation, which more readily identifies our Company with the name of its affiliates and further emphasizes the enormous strength of our franchise to investors.”

          Specific performance factors for the year and fourth quarter are below.

          - Loans climbed $297 million or 61% for the year.  Excluding the Bristol acquisition, loans increased $230 million or 43%.  In the fourth quarter, loans rose $55 million to $784 million, 32% more growth than in fourth quarter 2005 and the fourth consecutive quarter of loan growth exceeding $50 million. Construction lending on commercial properties comprised the bulk of the fourth quarter’s growth.

          - Average core deposits, which exclude CDs, rose $101 million or 38% in 2006 vs. 2005.  For the quarter, average core deposits increased $30 million or nearly 8% over third quarter 2006, despite intense competition for business operating accounts and money market accounts.

          - Net interest income from loans and investments increased almost 63% for 2006, and in the fourth quarter rose 11% over third quarter 2006.  In the face of rigorous loan and deposit pricing, our net interest margin for the year averaged 4.48%, 37 basis points greater than in 2005.  For the fourth quarter, our margin remained nearly unchanged at 4.44% compared to third quarter 2006 and fourth quarter 2005.

          - Asset quality continued to be excellent throughout 2006, with nonperforming loans at 0.09% of loans outstanding at year end.  In addition, the allowance for loan losses was 11.6 times the level of  nonperforming loans.  Our delinquent loan ratio of 0.22% at quarter end was well within the Company’s historic norms.  There were no net charge-offs in the third and fourth quarters, and for all of 2006, the ratio of net charge-offs/average loans outstanding was 0.03%, unchanged from 2005.

          - Assets under advice from Bank of Florida Trust Company reached $415 million, up $34 million during the fourth quarter and $25 million or 6% higher than one year ago, despite approximately $65 million withdrawn by several large clients for tax payments and business investments.  Pretax earnings at the Trust Company were $521,000, three times that earned in 2005.

          - Top-line revenue, a non-GAAP measure which the Company defines as net interest income plus noninterest income (excluding net securities gains/losses), climbed 58% ($12.9 million) in 2006 compared to 2005.  Fourth quarter top-line revenue rose nearly 10% ($902,000) over third quarter 2006 and 55% ($3.6 million) over fourth quarter 2005.  The latter increase is comprised of net interest income growth of 60% on 49% higher average earning assets and noninterest growth of 22%, driven by increased trust fees.  The Company considers “top-line revenue” to be useful in explaining financial performance, as it combines the Company’s lending or spread income (interest income less interest expense) with its fee income, both of which often pertain to the same customer base and can be managed against the underlying noninterest expense to generate those revenue components.

          - Noninterest expense increased $9.2 million or 48% over 2005, $848,000 or 9% of which reflects the August 2006 acquisition of Bristol Bank and the opening of our new Aventura branch.  During the last 90 days of 2006, noninterest expense rose $943,000 or 13% compared to third quarter 2006, largely reflective of $306,000 added by a full quarter’s operating expenses from the Miami-Dade expansion and $511,000 more in personnel costs, $120,000 of which is management reorganization expense, with the balance in salary and incentive compensation increases.  Lastly, $109,000 in organizational costs were incurred related to the plan to establish Bank of Florida-Southeast’s Palm Beach county banking office as a separately chartered bank in 2007.

          - The impact to annual salaries and benefits, as a result of reorganization in the last two quarters of 2006, is in excess of $875,000, of which approximately $600,000 will be realized in 2007, $120,000 in the first quarter and $160,000 in quarters two through four.  The entire annual decrease in salaries and benefits will be realized in 2008.  In addition, in response to the softening in residential mortgage lending, the Company closed its Orlando residential mortgage origination office in the third quarter of 2006, the full benefit of which will be experienced in 2007.

          - The Company’s efficiency ratio (noninterest expense/top-line revenue) was 81% for 2006, a 5 percentage point improvement over 2005 and an indication of positive operating leverage.  For the fourth quarter, the Company’s efficiency ratio was 79% excluding the impact of the management reorganization and charter establishment expense incurred during the quarter.

          The table on pages 3-4 summarizes the Company’s results for 2006 and 2005.

Bank of Florida Corp.
Summary of Consolidated Financial Data
(Dollars in thousands, except per share data)

	For the Three Months Ended

	Dec. 31, 2006	Sept. 30, 2006	Increase/(decrease)

			$	%

Total interest income	$16,227	$14,299	$1,928	13.5%
Total interest expense	7,005	5,967	1,038	17.4%
Net interest income before provision	9,222	8,332	890	10.7%
Provision for loan losses	734	840	(106)	-12.6%
Net interest income after provision	8,488	7,492	996	13.3%
Non interest income	1,074	1,062	12	1.1%
Gain on sale of investments	0	0	0	N/A
Noninterest expense	8,361	7,418	943	12.7%
Income before taxes	1,201	1,136	65	5.7%
Provision for income taxes (benefit)	524	447	77	17.2%
Net income (loss)	677	689	(12)	-1.7%
Basic earnings (loss) per common share	$0.07	$0.08	$(0.01)	-12.5%
Diluted earnings (loss) per common share	$0.07	$0.07	—	0.0%
Weighted average common shares - Basic	9,569,452	9,149,185	420,267	4.6%
Weighted average common shares - Diluted	9,804,949	9,397,872	407,077	4.3%
Return on average assets	0.31%	0.35%	-0.04%	-11.4%
Return on average common equity	2.01%	2.20%	-0.19%	-8.6%
Top-line revenue	$10,296	$9,394	$902	9.6%
Net interest margin	4.44%	4.46%	-0.02%	-0.4%
Efficiency ratio	81.21%	78.97%	2.24%	2.8%
Average equity to average assets	15.53%	16.05%	-0.52%	-3.2%
Average loans held for investment to average deposits	112.83%	108.00%	4.83%	4.5%
Net charge-offs to average loans	0.00%	0.00%	0.00%	N/A

	For the Three Months Ended

	Dec. 31, 2005	Increase/(decrease)

		$	%

Total interest income	$8,820	$7,407	84.0%
Total interest expense	3,040	3,965	130.4%
Net interest income before provision	5,780	3,442	59.6%
Provision for loan losses	594	140	23.6%
Net interest income after provision	5,186	3,302	63.7%
Non interest income	878	196	22.3%
Gain on sale of investments	0	0	N/A
Noninterest expense	5,448	2,913	53.5%
Income before taxes	616	585	95.0%
Provision for income taxes (benefit)	(3,728)	4,252	N/A
Net income (loss)	4,344	(3,667)	-84.4%
Basic earnings (loss) per common share	$0.73	$(0.66)	-90.4%
Diluted earnings (loss) per common share	$0.70	(0.63)	-90.0%
Weighted average common shares - Basic	5,923,862	3,645,590	61.5%
Weighted average common shares - Diluted	6,224,724	3,580,225	57.5%
Return on average assets	3.14%	-2.83%	90.1%
Return on average common equity	31.50%	-29.49%	93.6%
Top-line revenue	$6,658	$3,638	54.6%
Net interest margin	4.42%	0.02%	0.5%
Efficiency ratio	81.83%	-0.62%	-0.8%
Average equity to average assets	9.97%	5.56%	55.8%
Average loans held for investment to average deposits	97.44%	15.39%	15.8%
Net charge-offs to average loans	0.06%	-0.06%	N/A

	For the Year Ended

	Dec. 31, 2006	Dec. 31, 2005	Increase/(decrease)

			$	%

Total interest income	$52,330	$28,491	$23,839	83.7%
Total interest expense	21,221	9,348	11,873	127.0%
Net interest income before provision	31,109	19,143	11,966	62.5%
Provision for loan losses	2,836	1,903	933	49.0%
Net interest income after provision	28,273	17,240	11,033	64.0%
Non interest income	4,242	3,259	983	30.2%
Gain on sale of investments	0	0	0	N/A
Noninterest expense	28,585	19,344	9,241	47.8%
Income before taxes	3,930	1,155	2,775	240.3%
Provision for income taxes (benefit)	1,611	(3,728)	5,339	N/A
Net income (loss)	2,319	4,883	(2,564)	-52.5%
Basic earnings (loss) per common share	$0.29	$0.82	$(0.53)	-64.6%
Diluted earnings (loss) per common share	$0.28	$0.79	(0.51)	-64.6%
Weighted average common shares - Basic	8,026,312	5,595,233	2,431,079	43.4%
Weighted average common shares - Diluted	8,278,210	5,813,230	2,464,980	42.4%
Return on average assets	0.32%	0.98%	-0.66%	67.3%
Return on average common equity	2.26%	9.79%	-7.53%	76.9%
Top-line revenue	$35,351	$22,402	$12,949	57.8%
Net interest margin	4.48%	4.11%	0.37%	9.0%
Efficiency ratio	80.86%	86.35%	-5.49%	-6.4%
Average equity to average assets	14.02%	10.34%	3.68%	35.6%
Average loans held for investment to average deposits	105.87%	92.81%	13.06%	14.1%
Net charge-offs to average loans	0.03%	0.03%	0.00%	N/A

			Increase/(decrease)
	Dec. 31 2006	Sept. 30, 2006
			$	%

Total assets	$883,102	850,096	$33,006	3.9%
Cash & cash equivalents	27,744	48,457	(20,713)	-42.7%
Earning assets	838,626	789,695	48,931	6.2%
Investment securities	41,724	41,995	(271)	-0.6%
Loans	783,610	728,610	55,000	7.5%
Allowance for loan losses	7,833	7,094	739	10.4%
Intangible Assets	13,831	13,225	606	4.6%
Deposit accounts	691,180	660,443	30,737	4.7%
Borrowings	53,500	50,500	3,000	5.9%
Stockholders’ equity	$135,505	134,463	$1,042	0.8%
Total common shares outstanding	9,575,153	9,563,703	11,450	0.1%
Book value per common share	$14.15	$14.06	$0.09	0.6%
Tangible book value per common share	$12.71	$12.68	$0.03	0.2%
Loan loss allowance to total loans	1.00%	0.97%	0.03%	3.1%
Loan loss allowance to nonperforming loans	1160.26%	954.12%	1160.26%	100.0%
Nonperforming loans to total loans	0.09%	0.10%	0.09%	100.0%
Nonperforming assets to total assets	0.08%	0.09%	0.08%	100.0%
Leverage (tier 1 to average total assets)	13.95%	15.58%	-1.63%	-10.5%
Assets under advice--Bank of Florida Trust Company	$415,318	$381,371	33,947	8.9%

		Increase/(decrease)
	Dec. 31, 2005
		$	%

Total assets	$569,782	$313,320	55.0%
Cash & cash equivalents	50,117	(22,373)	-44.6%
Earning assets	538,255	300,371	55.8%
Investment securities	18,622	23,102	124.1%
Loans	486,722	296,888	61.0%
Allowance for loan losses	4,603	3,230	70.2%
Intangible Assets	925	12,906	1395.2%
Deposit accounts	495,080	196,100	39.6%
Borrowings	14,000	39,500	282.1%
Stockholders’ equity	59,061	$76,444	129.4%
Total common shares outstanding	5,943,783	3,631,370	61.1%
Book value per common share	$9.94	$4.21	42.4%
Tangible book value per common share	$9.78	$2.93	30.0%
Loan loss allowance to total loans	0.95%	0.05%	5.3%
Loan loss allowance to nonperforming loans	1435.40%	-275.14%	-19.2%
Nonperforming loans to total loans	0.07%	0.02%	28.6%
Nonperforming assets to total assets	0.06%	0.02%	33.3%
Leverage (tier 1 to average total assets)	10.28%	3.67%	35.7%
Assets under advice--Bank of Florida Trust Company	$390,002	25,316	6.5%

BANK OF FLORIDA CORPORATION

          Bank of Florida Corporation. (Nasdaq: BOFL)(Newspaper listing: “BcshFla”) is an $883 million-asset multi-bank holding Company located in Naples, Florida.  Bank of Florida Corporation is the parent company for Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida - Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida - Tampa Bay in Hillsborough County; and Bank of Florida Trust Company. Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on the “Investor Relations” tab. To receive an email alert of all Company press releases, SEC filings, and events, select the “Email Notification” section.

          The foregoing may be deemed to be offering materials of Bank of Florida Corporation in connection with its proposed acquisition of Old Florida Bankshares, Inc. (“Old Florida”) on the terms and subject to the conditions in the Agreement and Plan of Merger dated August 28, 2006, between Bank of Florida Corporation and Old Florida.

          The Proxy Statement/Prospectus is available for free both on the Securities and Exchange Commission website (http://www.sec.gov) as a 424(B)(3) filed on November 13, 2006 and from Bank of Florida Corporation as follows: Chief Financial Officer, Bank of Florida Corporation, 1185 Immokalee Road, Naples, FL 34110.

          This press release contains certain references to financial measures identified as being stated on an operating basis or which adjust for or exclude nonrecurring merger-related expenses, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure.  Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

          SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

          Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward- looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bank of Florida Corporation, its business and the industry as a whole. These forward- looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Bank of Florida Corporation financial performance and could cause actual results for fiscal 2007 and beyond to differ materially from those expressed or implied in such forward-looking statements. Bank of Florida Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SOURCE  Bank of Florida Corp.
           -0-                             01/25/2007
           /CONTACT:  Michael L. McMullan, President & CEO, or Tracy L. Keegan, Executive VP & CFO, both of Bank of Florida Corp., +1-239-254-2147/
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           (BOFL)